SUB-ITEM 77Q1(e)

A copy of the Investment Advisory Agreement between Registrant and ABR Dynamic Funds, LLC is incorporated by reference, as filed in Exhibit (h)(15) to the Registrant's Registration Statement on Form N-1A, Post-Effective Amendment No. 34 via Edgar on July 28, 2015 (accession number 0001435109-15-000653).
A copy of the amended appendix to the Investment Advisory Agreement between Registrant and ABR Dynamic Funds, LLC regarding ABR Dynamic Short Volatility Fund is incorporated by reference, as filed in Exhibit (d)(15)(A) to the Registrant's Registration Statement on Form N-1A, Post-Effective Amendment No. 86 via Edgar on September 29, 2017 (accession number 0001398344-17-012530).